As filed with the Securities and Exchange Commission on September 13 , 2011
Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTPOINT ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	1381	27-4251960
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Westpoint Energy, Inc.
871 Coronado Center Drive, Suite 200
Henderson, Nevada 89052
Telephone: (702) 940-2333
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Jarnail Dhaddey
Westpoint Energy, Inc.
871 Coronado Center Drive, Suite 200
Henderson, Nevada 89052
Telephone: (702) 940-2333
Facsimile: (702) 952-0400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:

David Lubin, Esq. David Lubin & Associates, PLLC 10 Union Avenue, Suite 5 Lynbrook, New York 11563 Telephone: (516) 887-8200 Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	□	Accelerated filer	□

Non-accelerated filer	□	Smaller reporting company	x

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 per share(1)	5,740,000	$0.10(2)	$574,000	$40.93 (3)
Total	5,740,000	$0.102)	$574,000	$40.93 (3)

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been arbitrarily determined as the selling price.   There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

(3)
In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2011

WESTPOINT ENERGY, INC.

5,740,000 Shares of Common Stock

This prospectus relates to the resale of 5,740,000 shares of common stock, par value $0.0001, of Westpoint Energy, Inc., which are issued and outstanding and held by persons who are our shareholders.

Our common stock is presently not traded on any market or securities exchange. The shares of our common stock can be sold by selling security holders at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been arbitrarily determined as the selling price.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is __________, 2011

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our,” “us,” or “Westpoint” refer to Westpoint Energy, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background
Westpoint Energy, Inc. was incorporated under the laws of the State of Nevada on December 6, 2010.   Westpoint is an exploration-stage company as defined by the Securities and Exchange Commission (“SEC”) and we are in the business of exploring and if warranted, advancing certain oil and gas properties to the discovery point where we believe maximum shareholder returns can be realized. Our primary focus is in the oil and gas sector and our only properties (the "Properties") at this time consist of 2 leases located in the province of Saskatchewan, Canada.

We are dependent upon making an oil or gas discovery on the Properties. Should we be able to make an economic find on the Properties, we would then be solely dependent upon the production from the Properties for our revenue and profits, if any. Presently we do not have any known oil or gas resources or reserves. There is no drilling or production plant or equipment located within the Property boundaries. Currently, there is no power supply to the Properties. The probability that oil or gas reserves that meet SEC guidelines will be discovered on the Properties is undeterminable at this time. A great deal of work is required before a determination as to the economic and legal feasibility of an oil and gas production venture on it can be made. We have a work plan for the first year that will include a detailed review of all publicly available drill data, compilation of a list of other entities operating in the area that may present opportunities for partnering, and completion of an initial assessment of potential oil or gas-producing formations that may exist on the Properties.  There is no assurance that a commercially viable deposit will be proven through the exploration efforts by us on the Properties. We cannot assure you that funds expended on our Properties or other properties that we may acquire in the future will be successful in leading to the delineation of oil or gas reserves that meet the criteria established under SEC oil and gas industry reporting guidelines.

Strategy
Our primary focus in the natural resource sector is oil and gas with an emphasis on oil.  Though it is possible to take a resource property that hosts a viable oil or gas deposit into production, the costs and time frame for doing so are considerable, and the subsequent return on investment for our shareholders would be very risky. We therefore anticipate partnering or selling any oil or gas deposits that we may discover to a larger oil and gas company.

Acquisition of Interest
On February 16, 2011 the Company acquired an interest in two PN&G Leases (the “Leases”) in the province of Saskatchewan for an aggregate $15,000.  The total area covered by the Leases is 132 hectares, or 528 acres.  The interests in the Leases were acquired from Titan Oil & Gas, Inc. (“Titan”), an SEC reporting company.  Titan disposed of its Saskatchewan leases as Titan’s other properties are located in Alberta which is Titan’s area of focus.  The sole officer of Westpoint is also the sole officer of Titan.  In addition, one of the directors of Titan is also a director of Westpoint.  The term of each of the Leases is 5 years, requires minimum annual lease payments, and grants the Company the right to explore for potential petroleum and natural gas opportunities on the respective lease.

Description and Location of the Saskatchewan Properties	Both of the Properties are located in the Estevan area of Southeastern Saskatchewan, Canada.

Exploration History and Geology of the Saskatchewan Properties
The Bakken Formation is present over a large portion of southeastern Saskatchewan. It is subdivided into three members characterized by a middle siltstone to sandstone unit sandwiched between black organic-rich shales. In southeastern Saskatchewan, the Late Devonian to Early Mississippian Bakken Formation is conformably overlain by grey, fossiliferous limestones of the Souris Valley (Lodgepole) Formation of Mississippian (Kinderhookian) age.  There have been no wells drilled on the Company’s Saskatchewan properties.

Current State of Exploration	The Company has not undertaken any exploration or drilling on its properties. There are no known resources or reserves of oil or natural gas on the Company’s properties.

Geological Exploration Program
The Province of Saskatchewan maintains a significant publicly-available database of drilling information from all wells drilled under leases issued by the provincial government.  Companies who drill on government land in Saskatchewan are required to submit their drill results to the province.  Therefore, previous drilling undertaken on land adjacent to the Company’s holding, or drilling on the Company’s land by companies exploring for other resources (oil sands for example) are required to submit their drill log data to the Saskatchewan government.  As a result, there is a large database of drill results available to the public. Westpoint intends to make use of this publicly-available data to gain an initial understanding of the formations that may potentially exist on our Leases.

Competition
The oil and gas exploration industry is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We compete with many exploration companies that have significantly greater personnel, financial, managerial, and technical resources than we do.  Competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Government Regulations
Development, production and sale of natural gas and oil in Canada are subject to extensive laws and regulations, including environmental laws and regulations.  The oil and gas properties currently leased by the Company are owned by the Province of Saskatchewan and are managed by the Department of Energy.  We may be required to make large expenditures to comply with environmental and other governmental regulations.  Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages.

Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties.  Moreover, these laws and regulations could change in ways that substantially increase our costs.  Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations enough to possibly force us to cease our business operations.

We believe that compliance with the laws will not adversely affect our business operations

Employees	We currently have no employees.

Property
The Company does not currently have physical office space but does currently maintains its executive offices on a shared basis at 871 Coronado Center Drive, Suite 200, Henderson, Nevada, 89052 and its telephone number is (702)-940-2333. We have a one year lease that commenced January 1, 2011 at a rate of $199 per month that includes mail and phone service only.

See “Acquisition of Interest” above.

The Offering

Securities offered:	5,740,000 shares of common stock

Offering price:
The selling security holders will be offering their shares of common stock at a price of $0.10 per share, which has been arbitrarily determined as the selling price.  This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	25,740,000 shares of common stock.

Shares outstanding after offering:	25,740,000 shares of common stock.

Our sole executive officer and a director currently owns 77.7% of our outstanding shares of common stock.  As a result, he has substantial control over all matters submitted to our stockholders for approval.

Market for the common shares:
There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the Over-The-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Summary of Risk Factors:

RISK FACTORS RELATING TO OUR COMPANY

Our independent auditor has issued a going concern opinion after reviewing our financial statements; our ability to continue is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed.

We are an exploration stage company, have generated no revenues to date and have a limited operating history upon which we may be evaluated.

The field of oil and gas exploration is difficult to predict because of technological advancements and market factors, which factors our management may not correctly assess and it may make it difficult for investors to sell their our common shares

Because we have no plan to generate revenue unless and until our exploration program is successful in finding productive wells, we will need to raise a substantial amount of additional capital in order to fund our operations for the next twelve months and in order to develop our properties and acquire and develop new properties.  If the prospects for our properties are not favorable or the capital markets are tight, we would not be able to raise the necessary capital and we will not be able to pursue our business plan, which would likely cause our common shares to become worthless.

Even if we discover crude oil or gas on our properties, a great deal more effort has to be put into extracting the resource from the property.  Accordingly, we will require substantial additional capital to fund our operations and should we fail to do so, we will not be able to pursue our business plan, which would likely cause our common shares to become worthless.

If we do not maintain the property lease payments on our properties, we will lose our interests in the properties as well as losing all monies incurred in connection with the properties.
Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

The loss of our sole executive officer or the failure to hire qualified employees or consultants would damage our business.

Since our officer and directors work for Titan, another natural resource exploration company, their other activities for that company may involve a conflict of interest. Mr. Adams also works for Ranger Survey Systems but Ranger Survey Systems is a drilling supply and service business that does not compete with Westpoint in the property acquisition aspect of the oil and gas business.

We are heavily dependent on contracted third parties.  The inability to identify and obtain the services of third party contractors would harm our ability to execute our business plan and continue our operations until we found a suitable replacement.

Because of the speculative nature of exploration and development, there is a substantial risk that our business will fail.

We expect losses to continue in the next 12 months because we have no oil or gas reserves and, consequently, no revenue to offset losses.

We may not be able to compete with current and potential exploration companies, some of whom have greater resources and experience than we do in locating and commercializing oil and natural gas reserves and, as a result, we may fail in our ability to maintain or expand our business.

Volatility of oil and gas prices and markets, over which we have no control, could make it difficult for us to achieve profitability and investors are likely to lose their investment in our common shares.

Drilling wells is speculative, often involving significant costs that are difficult to project and may be more than our estimates, unsuccessful drilling of wells or successful drilling of wells that are, nonetheless, unprofitable, any one of which is likely to reduce the profitability of our business and negatively affect our results of operations.

The natural gas and oil business involves numerous uncertainties and operating risks that can prevent us from realizing profits and can cause substantial losses.

If we commence drilling, and we do not currently have any contracts with equipment providers, we may face the unavailability or high cost of drilling rigs, equipment, supplies, personnel and other services which could adversely affect our ability to execute on a timely basis our development, exploitation and exploration plans within our budget and, as a result, negatively impact our financial condition and results of operations.

We are subject to complex laws and regulations, including environmental regulations, which can significantly increase our costs and possibly force our operations to cease.

The potential profitability of oil and gas ventures depends upon various factors beyond the control of our company, which may materially affect our financial performance.

Our principal stockholder, who is our sole executive officer and director, owns a controlling interest in our voting stock. Therefore investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

We have no employees and our only officer and one other director each work two hours per week  on our business.  Consequently, we may not be able to monitor our operations and respond to matters when they arise in a prompt or timely fashion.  Until we have additional capital or generate revenue, we will have to rely on consultants and service providers, which will increase our expenses and increase our losses.

Our management does not reside in proximity to our two leased properties located in the Province of Saskatchewan, Canada which could result in less effective and more costly oversight of our operations.

RISK FACTORS RELATING TO OUR COMMON STOCK

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our sole executive officer and a director owns a controlling interest in our voting stock and may take actions that are contrary to your interests, including selling their stock.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Summary Financial Information

Statement of Operations Data
	For the Three
	Months	For the Period
	Ended	From December 6, 2010
	June 30,	(Inception) to
	2011	March 31, 2011

Operating revenues	$0	$0
Income (loss) from operations	$(15,904)	$(3,306)
Net income (loss)	$(15,904)	$(3,306)

Balance Sheet Data
	June 30, 2011	March 31, 2011
Working capital	$68,475	$86,404
Total assets	$98,290	$102,339
Total liabilities	$12,500	$645
Stockholders’ Equity	$85,790	$101,694

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

1.           Our independent auditor has issued a going concern opinion after reviewing our financial statements; our ability to continue is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed.

We will be required to expend substantial amounts of working capital in order to explore and develop our leased properties.  We were incorporated on December 6, 2010. Our operations to date were funded entirely from capital raised from our private offering of securities from January through February 2011 (the “Offering”). Notwithstanding the proceeds from the Offering, we will continue to require additional financing to execute our business strategy.  We are totally dependent on external sources of financing for the foreseeable future, of which we have no commitments. Our failure to raise additional funds in the future will adversely effect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. We are entirely dependent on our ability to attract and receive additional funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future could restrict our ability to grow and reduce our ability to continue to conduct business operations. After reviewing our financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

2.           We are an exploration stage company, have generated no revenues to date and have a limited operating history upon which we may be evaluated.

We were incorporated on December 6, 2010 in the State of Nevada and we have generated no revenues from operations to date.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the oil and natural gas industries. We have yet to generate any revenues from operations and have been focused on organizational, start-up, property acquisition, and fund raising activities. Since we have not generated any revenues, we will have to raise additional capital to fund our operations for the next twelve months, which we may do through loans from existing shareholders, the sale of our equity securities or strategic arrangement with a third party in order to continue our business operations.  There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We face all of the risks inherent in a new business and those risks specifically inherent in the exploration stage company, with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. We cannot assure you that we will be able to generate revenues or profits from operation of our business or that we will be able to generate or sustain profitability in the future.

3.           The field of oil and gas exploration is difficult to predict because of technological advancements and market factors, which factors our management may not correctly assess and it may make it difficult for investors to sell their our common shares.

Because the nature of our business is expected to change as a result of shifts in the market price of oil and natural gas, competition, and the development of new and improved technology, management forecasts are not necessarily indicative of future operations and should not be relied upon as an indication of future performance.

Our Management may incorrectly estimate projected occurrences and events within the timetable of our business plan, which would have an adverse effect on our results of operations and, consequently, make our common shares a less attractive investment and harm the future trading of our common shares trading on the OTC Bulletin Board.  Investors may find it difficult to sell their shares on the OTC Bulletin Board should a market ever develop for our shares.

4.           Because we have no plan to generate revenue unless and until our exploration program is successful in finding productive wells, we will need to raise a substantial amount of additional capital to fund our operations in the future in order to develop our properties and acquire and develop new properties.  If the prospects for our properties are not favorable or the capital markets are tight, we would not be able to raise the necessary capital and we will not be able to pursue our business plan, which would likely cause our common shares to become worthless.

Cash on hand is sufficient to fund our anticipated operating needs of approximately $58,000 for the next twelve months. As we have no plan to generate revenue unless and until our exploration program is successful in finding productive wells, we will require substantial additional capital to fund our operations in the future in order to explore our leased properties which have not had any production of oil or natural gas, as well as for the future acquisition and/or development of other properties.  Because we currently do not have any cash flow from operations we will need to raise additional capital, which may be in the form of loans from current shareholders and/or from public and private equity offerings.  Our ability to access capital will depend on our success in participating in properties that are successful in exploring for and producing oil and gas at profitable prices.  It will also be dependent upon the status of the capital markets at the time such capital is sought.  Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments at all.

5.           Even if we discover crude oil or gas on our properties, a great deal more effort has to be put into extracting the resource from the ground.  Accordingly, we will require substantial additional capital to fund our operations and should we fail to do so, we will not be able to pursue our business plan, which would likely cause our common shares to become worthless.

Currently, we are focused primarily on exploring our properties to determine the potential for hosting crude oil or natural gas.  We have no revenues, and we do not have any plan to generate revenue unless and until our exploration program is successful in finding productive wells.  However, even if we discover oil or natural gas on our properties, a great deal more effort has to be put into extracting the oil or gas from the ground.  Accordingly, we will require substantial additional capital to fund our future operations.  Because we currently do not have any cash flow from operations, we will need to raise additional capital, which may be in the form of loans from current shareholders and/or from public and private equity offerings.  Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected.  In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments at all.

6 .            If we do not maintain the property lease payments on our properties, we will lose our interests in the properties as well as losing all monies incurred in connection with the properties.

We have two Petroleum and Natural Gas (“PN&G”) leases (the “Leases”) in the province of Saskatchewan, Canada.  Our Leases require annual lease payments to the Saskatchewan provincial government, which will amount to an aggregate of $407 in the next twelve months If we do not continue to make the annual lease payments, we will lose our ability to explore and develop the properties and we will not retain any kind of interest in the properties.

7 .            Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. Therefore, we expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

8 .           The loss of our sole executive officer or the failure to hire qualified employees or consultants would damage our business.

Because of the highly technical nature of our business, we depend greatly on attracting and retaining experienced management and highly qualified and trained personnel.  We compete with other companies intensely for qualified and well trained professionals in our industry. If we cannot hire or retain, and effectively integrate, a sufficient number of qualified and experienced professionals, this will have a material adverse effect on our capacity to sustain and grow our business.

9 .           Since our officer and directors work for Titan, another natural resource exploration company, their other activities for that other company may involve a conflict of interest.

Mr. Dhaddey, our Chief Executive Officer and President and a director and Mr. Adams, a director are not required to work exclusively for us and do not devote all of their time to our operations.  In fact, Messrs. Dhaddey and Adams work for Titan, another natural resource exploration company.  Mr. Adams also works for Ranger Survey Systems but Ranger Survey Systems is a drilling supply and service business that does not compete with Westpoint in the property acquisition aspect of the oil and gas business.  Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment by such other company.  Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations.  It is expected that each of our directors will devote approximately two hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. Also, due to the competitive nature of the exploration business, the potential exists for conflicts of interest to occur from time to time that could adversely affect our business interests. Messrs. Dhaddey and Adams may have a conflict of interest in helping us to identify and obtain the rights to mineral properties, personnel or other business opportunities that his other natural resource exploration company may also be considering.

10 .           We are heavily dependent on contracted third parties.  The inability to identify and obtain the services of third party contractors would harm our ability to execute our business plan and continue our operations until we found a suitable replacement.

We are dependent on the continued contributions of third party contractors whose knowledge and technical expertise is critical for future of the Company.  Our success is also heavily dependent on our ability to retain and attract experienced engineers, geoscientists and other technical and professional staff.  We do not currently have any long-term consulting agreements in place with third parties under which we can ensure that we will have sufficient expertise to undertake our planned exploration program.  If we were unable to obtain the services of third party contractors our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire suitable contractors.

11 .           We expect losses to continue in the next 12 months because we have no oil or gas reserves and, consequently, no revenue to offset losses.

Based upon the fact that we currently do not have any oil or gas reserves, we expect to incur operating losses in next 12 months.  The operating losses will occur because there are expenses associated with the acquisition of, and exploration of natural gas and oil properties which do not have any income-producing reserves.  Failure to generate revenues may cause us to go out of business.  We will require additional funds to achieve our current business strategy and our inability to obtain additional financing will interfere with our ability to expand our current business operations.

12 .           We may not be able to compete with current and potential exploration companies, some of whom have greater resources and experience than we do in locating and commercializing oil and natural gas reserves and, as a result, we may fail in our ability to maintain or expand our business.

The oil and natural gas market is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

13 .           Volatility of oil and gas prices and markets, over which we have no control, could make it difficult for us to achieve profitability and investors are likely to lose their investment in our common shares.

Our ability to achieve profitability is substantially dependent on prevailing prices for natural gas and oil.  The amount of, and price obtainable for, any oil and gas production that we achieve will be affected by market factors beyond our control.  If these factors are not favorable over time to our financial interests, it is likely that owners of our common shares will lose their investments. Such factors include:

• worldwide or regional demand for energy, which is affected by economic conditions;
• the domestic and foreign supply of natural gas and oil;
• weather conditions;
• domestic and foreign governmental regulations;
• political conditions in natural gas and oil producing regions;
• the ability of members of the Organization of Petroleum Exporting Countries to agree upon and maintain oil prices and production levels; and
• the price and availability of other fuels.

14 .           Drilling wells is speculative, often involving significant costs that are difficult to project and may be more than our estimates, unsuccessful drilling of wells or successful drilling of wells that are, nonetheless, unprofitable, any one of which is likely to reduce the profitability of our business and negatively affect our results of operations.

Exploration and the development of oil and natural gas properties involves a high degree of operational and financial risk, which precludes definitive statements as to the time required and costs involved in reaching certain objectives.  The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services.  Drilling may be unsuccessful for many reasons, including title problems, weather, cost overruns, equipment shortages and mechanical difficulties.  Moreover, the successful drilling of a natural gas or oil well does not ensure a profit on investment.  Exploratory wells bear a much greater risk of loss than development wells.  A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economic and the results of our operations will be negatively affected as well.

15 .           The natural gas and oil business involves numerous uncertainties and operating risks that can prevent us from realizing profits and can cause substantial losses.

Our exploration, development, and exploitation activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas and oil well does not ensure a profit on investment.  A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical.

The oil and natural gas business involves a variety of operating risks, including:

• fires;
• explosions;
• blow-outs and surface cratering;
• uncontrollable flows of oil, natural gas, and formation water;
• natural disasters, such as hurricanes and other adverse weather conditions;
• pipe, cement, or pipeline failures;
• casing collapses;
• embedded oil field drilling and service tools;
• abnormally pressured formations; and
• environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely affect our ability to conduct operations. We could also incur substantial losses as a result of:

• injury or loss of life;
• severe damage to and destruction of property, natural resources and equipment;
• pollution and other environmental damage;
• clean-up responsibilities;
• regulatory investigation and penalties;
• suspension of our operations; and
• repairs to resume operations.

16 .            If we commence drilling, and we do not currently have any contracts with equipment providers, we may face the unavailability or high cost of drilling rigs, equipment, supplies, personnel and other services which could adversely affect our ability to execute on a timely basis our development, exploitation and exploration plans within our budget and, as a result, negatively impact our financial condition and results of operations.

If we commence drilling, shortages or an increase in cost of drilling rigs, equipment, supplies or personnel could delay or interrupt our operations, which could negatively impact our financial condition and results of operations.  Drilling activity in the geographic areas in which we conduct drilling activities may increase, which would lead to increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry.  Increased drilling activity in these areas may also decrease the availability of rigs.  We do not currently have any contracts with providers of drilling rigs and, consequently we may not be able to obtain drilling rigs when we need them.  Therefore, our drilling and other costs may increase further and necessary equipment and services may not be available to us at economical prices.

17 .            We are subject to complex laws and regulations, including environmental regulations, which can significantly increase our costs and possibly force our operations to cease.

If we commence drilling and experience any leakage of crude oil and/or gas from the subsurface portions of a well, our gathering system could cause degradation of fresh groundwater resources, as well as surface damage, potentially resulting in suspension of operation of a well, fines and penalties from governmental agencies, expenditures for remediation of the affected resource, and liabilities to third parties for property damages and personal injuries.  In addition, any sale of residual crude oil collected as part of the drilling and recovery process could impose liability on us if the entity to which the oil was transferred fails to manage the material in accordance with applicable environmental health and safety laws.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Development, production and sale of natural gas and oil in Canada are subject to extensive laws and regulations, including environmental laws and regulations.  We may be required to make large expenditures to comply with environmental and other governmental regulations.  Matters subject to regulation include:

• location and density of wells;
• the handling of drilling fluids and obtaining discharge permits for drilling operations;
• accounting for and payment of royalties on production from state, federal and Indian lands;
• bonds for ownership, development and production of natural gas and oil properties;
• transportation of natural gas and oil by pipelines;
• operation of wells and reports concerning operations; and
• taxation.

Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages.  Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties.  Moreover, these laws and regulations could change in ways that substantially increase our costs.  Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations enough to possibly force us to cease our business operations.

18 .           The potential profitability of oil and gas ventures depends upon various factors beyond the control of our company, which may materially affect our financial performance.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control.  For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project.  These changes and events may materially affect our financial performance.

19 .           Our principal stockholder, who is our sole executive officer and director, owns a controlling interest in our voting stock. Therefore investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our principal shareholder beneficially owns approximately 77.7% of our outstanding common stock. As a result, this shareholder will have the ability to control substantially all matters submitted to our stockholders for approval including:

•      election of  our  board  of  directors;
•      removal of  any  of  our  directors;
•      amendment of  our  Articles of Incorporation  or  bylaws;  and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, the principal shareholder who is also a director and our sole executive officer is able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our principal shareholder could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

20 .           We have no employees and our only officer and directors work two hours per week on our business.  Consequently, we may not be able to monitor our operations and respond to matters when they arise in a prompt or timely fashion.  Until we have additional capital or generate revenue, we will have to rely on consultants and service providers, which will increase our expenses and increase our losses.

We do not have any employees and our only officer and other director each work on our business two hours per week.  With practically no personnel, we have a limited ability to monitor our operations, such as the progress of oil and gas exploration, and to respond to inquiries from third parties, such as regulatory authorities or potential business partners.  Though we may rely on third party service providers, such as accountants and lawyers, to address some of our matters, until we raise additional capital or generate revenue, we will have to rely on consultants and third party service providers to monitor our operations, which will increase our expenses and have a negative effect on our results of operations.

21 .            Our management does not reside in proximity to our two leased properties located in the Province of Saskatchewan, Canada which could result in less effective and more costly oversight of our operations.

Mr. Dhaddey, our Chairman, President, Chief Executive Officer and Chief Operating Officer, resides in Morgan Hill, California and Mr. Adams, our director, resides in Calgary, Alberta while our two leased properties are located in the Province of Saskatchewan in Canada. Because Messrs. Dhaddey and Adams do not reside in close proximity to the properties there may be less on-site oversight by our management in the early stages of exploration and there may be increased travel and related costs getting to such properties which may result in more difficulty executing our business plan.

RISK FACTORS RELATING TO OUR COMMON STOCK

22.           We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.0001 per share, of which 25,740,000 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

23.           Our sole executive officer and a director owns a controlling interest in our voting stock  and may take actions that are contrary to your interests, including selling their stock.

Our sole executive officer, who is also a director, beneficially owns approximately 77.7% of our outstanding common stock.  If and when he is able to sell his shares in the market, such sales by our sole executive officer within a short period of time could adversely affect the market price of our common stock if the marketplace does not orderly adjust to the increase in the number of shares in the market. This will result in a decrease in the value of your investment in the Company.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

24.           Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

25.           The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

26.           The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

27.           State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

28.           Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a registration statement with the SEC. There can be no assurances as to whether, subsequent to registration with the SEC:

•	any market for our shares will develop;

•	the prices at which our common stock will trade; or

•
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of our company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

29.           If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the SEC adopted changes to Rule 144, which, would shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   The changes became effective in February 2008. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the Over-the-Counter Bulletin Board  (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the Over-The-Counter Bulletin Board. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if we have filed our required reports.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

30.           We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees, other than our sole officer and director. As we engage in the exploration of our mineral claim, hire employees and consultants , our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

31.           Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

32.           The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $25,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 5,740,000 shares of our common stock.  Such shares were offered and sold by us in our first private placement in January 2011 at a purchase price of $0.01 per share for 4,600,000 common shares and $0.05 for 1,140,000 common shares in our second private placement in February 2011 pursuant to the exemptions from registration under the Securities Act provided by Regulation D and Regulation S of the Securities Act. The price per share increased from one private placement to the subsequent one in the following month as a result of the agreement we executed with Titan for our Saskatchewan properties during such time.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01 for 4,600,000 common shares and $0.05 for 1,140,000 common shares plus an increase based on the fact the shares will be liquid and registered.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of September 13 , 2011, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders at a purchase price of $0.01 and $0.05 per share in a fully subscribed private placement held from January through February 2011, pursuant to the exemption from the registration under the Securities Act provided by Regulation D and Regulation S of the Securities Act.

None of the selling security holders are officers or directors of the Company or  affiliated with us or any of our officers and directors.

The percentages below are calculated based on 25,740,000 shares of our common stock issued and outstanding as of September 13 , 2011. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Security Holders	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering
			# of Shares	% of Class
Jasmine Basrai	10,000	10,000	0	0
Pramod Sharma	10,000	10,000	0	0
Serena Yu-Fang Liao	10,000	10,000	0	0
Ema Rosales	10,000	10,000	0	0
Charito Deguzman	10,000	10,000	0	0
Vimal Singh	10,000	10,000	0	0
Leslie Ralla	10,000	10,000	0	0
Ryan Anderson	10,000	10,000	0	0
Neil Horwood	10,000	10,000	0	0
Janice Robillard	10,000	10,000	0	0
Jennifer Johal	10,000	10,000	0	0
Trevor Haynes	10,000	10,000	0	0
Harjinder Gill	10,000	10,000	0	0
Joseph Ralla	10,000	10,000	0	0
Aarondeep Basrai	100,000	100,000	0	0
Ruchy Basrai	100,000	100,000	0	0
Roy Nolasco	100,000	100,000	0	0
Barinder Johal	100,000	100,000	0	0
Gurpartap Singh Basrai	200,000	200,000	0	0
David Uppal	200,000	200,000	0	0
Daulat Nijjar	200,000	200,000	0	0
Jason Bains	300,000	300,000	0	0
Brian Uppal	300,000	300,000	0	0
Michael Ralla	500,000	500,000	0	0
Tej Purba	500,000	500,000	0	0
Anthony Praill	600,000	600,000	0	0
Terry Uppal	600,000	600,000	0	0
Paul Uppal	600,000	600,000	0	0
Sereena Uppal	600,000	600,000	0	0
Pamela Gill	600,000	600,000	0	0

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been arbitrarily determined as the selling price.  The price per share increased from one private placement to the subsequent one as a result of our activities in the month – we executed the agreement with Titan for our leased properties in Saskatchewan and appointed a geologist to the Board of Directors.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 25,740,000 shares are issued and outstanding as of September 13 , 2011.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Preferred Stock

There is no preferred stock authorized.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

History

Westpoint Energy, Inc. (“the Company”) was incorporated under the laws of the State of Nevada on December 6, 2010.  We have a specific business plan that we are pursuing as aggressively as possible within the limits of our resources. We are an exploration-stage company as defined by the SEC and we are in the business of exploring, and if warranted, advancing oil and gas properties to the discovery point where we believe maximum shareholder returns can be realized. Our primary focus is crude oil and as of the date of this prospectus, our only properties are two leased properties located in the Province of Saskatchewan, Canada.  On February 16, 2011, we executed the Sale and Conveyance Agreement with Titan pursuant to which we paid Titan $15,000 and obtained all of the rights to the two leases held by Titan.  Titan disposed of its Saskatchewan leases as Titan’s other properties are in Alberta which is where Titan is focusing its exploration efforts. The leases were originally acquired by Titan through a public land sale on April 12, 2010.  The leases were acquired by Titan’s land broker on behalf of Titan under the name’s Canadian Coastal Resources Ltd. and Windfall Resources Ltd. respectively.   In Alberta it is typical for land brokers to register several names with the province and then acquire land on behalf of clients under those registered names. The underlying leases are with the Province of Saskatchewan, are for a period of five years, require minimum annual lease payments, and grant the Company the right to explore for potential petroleum and natural gas opportunities on the respective lease.   (See “Acquisition of Leasehold Interest” below).

We are dependent upon making a discovery of oil or natural gas on the Properties. Should we be able to make an economic find on the Properties, we would then be solely dependent upon the oil or gas operations from the Properties for our revenue and profits, if any. The probability that oil or gas reserves that meet SEC guidelines will be discovered on the Properties is undeterminable at this time. The Properties presently do not have any oil or gas resources or reserves. There is no plant or equipment located within the property boundaries. Currently, there is no power supply to the Properties. A great deal of work is required on our Properties before a determination as to the economic and legal feasibility of an oil or gas venture on it can be made.

While our Chief Executive Officer has limited experience and knowledge in the oil and gas, we have engaged a geologist as a consultant and have appointed him to our board of directors.  On February 1, 2011, we executed a Service Agreement with Jack Adams, pursuant to which Mr. Adams will provide his expertise as a geologist and serve on the board of directors. The engagement commenced on February 1, 2011 and will continue for as long as the Mr. Adams is a director of the Company. We believe that our team will be able to successfully execute our business plan.  Neither Messrs. Dhaddey nor Adams have ever visited the Saskatchewan properties or have current plans to visit the properties. The properties are not producing at this stage and historical data on the properties is available electronically for their review.

Our Exploration Project

We are an oil and gas natural resource company engaged in the exploration of oil and gas properties located in the Province of Saskatchewan, Canada (the “Leases”). The Company’s properties currently consist of two leased properties comprising a total of 132 hectares, or 528 acres. Our primary focus is crude oil.

Saskatchewan Crude Oil Background

Crude oil is a mixture of many substances, mainly compounds of carbon and hydrogen, together with varying proportions of sulphur. Crude oil also is referred to as petroleum.  As provided by the Saskatchewan Department of Energy’s published reports, Saskatchewan-produced crude oil has a wide range of quality, varying from light sweet crude to heavy sour crude. For statistical purposes, Saskatchewan categorizes the oil into heavy, medium and light categories. Heavy crude is dark, thick, sticky and viscous, somewhat like blackstrap molasses and has a high content of asphalt and sulphur. Light crude is colored light golden brown, flows quite easily and generally has low sulphur content. Medium crude falls between heavy and light crude in characteristics.

Any company can produce oil in Saskatchewan as long as it obeys the provincial laws and regulations governing this activity.  Before drilling an oil well, the company must acquire the petroleum rights to the property.

As provided by the Saskatchewan Department of energy’s published reports, Saskatchewan is now the second largest oil producer in Canada after Alberta. The province produces approximately 17 per cent of total Canadian oil production.  The Properties are located in the southeast portion of the province which is noted for crude oil production rather than natural gas.

Strategy

Our strategic initiatives are to undertake cost efficient and effective exploration activities to discover oil and bring that deposit into production.

Though it is possible to finance and drill an oil or gas resource property that hosts an oil or gas deposit into production, the costs for doing so are considerable, and the subsequent potential return on investment for our shareholders would be very risky.  Therefore, in order to reduce that risk we hope to develop joint ventures, strategic partnerships or sell a portion of any oil or gas deposits that we may discover to another oil and gas company. It is customary in the oil and gas industry in Canada for smaller entities to “farm-out” a portion of a proposed drilling program.  The “farm-out” process refers to when a company which owns land disposes of a portion of its interest in that land to another entity that then becomes responsible for all or part of the financial commitment for the drilling an exploration well.  The second aspect of this strategy involves “promotion” which refers to the spread between the proportion of the farm-out and the proportion of revenue, if any, received by the company farming-in.  By way of example, a company farming-in may pay for 80% of the cost of a well but receive only 56% of the revenue.  The company farming in participates at an 80% level (funds 80% of the cost of drilling the well) but receives 56% of the net revenue (known as a 56% working interest).  In other words, the company farming-in receives $0.70 in working interest for each dollar of participation interest (the 56% is calculated by multiplying 80% at a $.70 per dollar to arrive at a net 56% working interest). The difference is called promotion and is a common way for smaller, less capitalized companies to advance their properties to the drilling stage.  The “farm-out” example provided is an example of the type of arrangement that can be made in the industry.  The amount of working interest received varies on the merits of the property and the ability of each side to negotiate.  The principal is that the company owning the property receives a benefit by virtue of its ownership.

Currently Westpoint does not have any such arrangements under contract.

By farming-out a proportion of our Properties, it would provide an immediate return to our shareholders without us having to bear the full cost of drilling wells.  This strategy also allows the Company to conserve capital in order to allow us to continue operations.

In order to advance our Saskatchewan Properties to a stage that would make the Properties of interest for a farm-out opportunity we will need to undertake the early stages of exploration ourselves.  The Saskatchewan Properties do not currently have any known resource or reserves meaning in order to advance the Properties to production, the Company must first make what it believes to be a discovery of economic quantities of oil or gas.  An indicator that such quantities of oil or gas may exist on our Properties would be the existence of known oil-producing formations on adjacent or nearby lands controlled by other entities.

The Company’s initial work plan for the first year will include a detailed review of all publicly available data.  Whenever a company undertakes any drilling on land controlled by the province, it must report the results to the government.  These results then become known to the public. Therefore, a review of this information may indicate the existence of known oil-producing formations on land close to our Properties.  The presence of formations with good production potential exiting on other lands not owned or controlled by us does not ensure that such formations exist on our Properties.  However, in the event that nearby lands are either producing or contain formations thought to have the potential to produce oil or gas, then such circumstances would be a positive first step, although not a guarantee, in the advancement of the Company’s Properties.

In addition, an important part of our growth strategy is to expand our land holdings in the area where we currently have our leases.  A larger, contiguous land base can make a more attractive opportunity for a farm-in with another entity.

In furtherance of our strategy the Company has submitted bids in land sales held in 2011 but to date has not been successful in acquiring additional land. In conjunction with the Company’s contract geologist and land broker, the Company is monitoring the land sale packages that become available in order to expand our land position.  The two remaining public land sales will be held October 3 and December 5, 2011 respectively.  The Company will be reviewing the land packages available in the two land sales to determine which, if any, the Company will be bidding on.

In addition, the Company has engaged, James D. Enterprises Ltd., an engineering firm to undertake an initial review of its two Properties.   In particular, the review will include a detailed assessment of publicly available drilling information to help us assess whether our properties may contain the type of formations that typically host oil in southeastern Saskatchewan.  The review will also help to determine which other oil companies are exploring or drilling in our area in order to help us assess the possibility of approaching those companies for potential farm-in opportunities. The Company has budgeted $20,000 for this initial phase of the property.  The budget will be sufficient to cover the initial review of publicly available drilling data and the initial assessment of our properties.  This review is currently on-going but the Company expects it to be completed by the fall of 2011.

The Company has sufficient working capital to complete the year 1 work program. As of June 30, 2011, the Company had $68,475 in working capital and currently has approximately $60,000.

Based on the results of the planned work program the next step in the exploration process will likely be to approach oil companies in the area to discuss farm-in opportunities.  Potentially, the Company could also attempt to obtain seismic data on our Leases.  Prospecting for oil and gas using exploration seismology is a geophysical method of determining geologic structure by means of prospector-induced elastic waves. In exploration seismology, artificial sources are used that have periods of tenths of a second and tens of meters of resolution.

The seismic method as applied to exploration of oil and gas involves field acquisition, data processing, and geologic interpretation. Seismic field acquisition requires placement of acoustic receivers (geophones) on the surface. Seismic data processing is usually done in large computing centers with digital mainframe computers or a large number of processors in parallel configurations. The end result of seismic data processing is the production of a subsurface profile similar to a geologic cross section. It is commonly plotted in a time scale, but it is also possible to plot it in depth. These time or depth profiles are used for geologic interpretation. Geologic interpretation of seismic data has two key components, structural and stratigraphic. Structural interpretation of seismic data involves mapping of the geologic relief of different subsurface strata by using seismic data as well as information from boreholes and outcrops. Stratigraphic interpretation looks at attributes within a common stratum and interprets changes to infer varying reservoir conditions such as lithology, porosity, and fluid content. At this point it is premature to determine which approach is more efficient for the Company.

Distribution Methods

As provided by the Saskatchewan department of Energy’s published reports, approximately 15 per cent of Saskatchewan's oil production is currently used within the province, 69 per cent is currently exported to the United States with the remainder sold in Eastern Canada with a minor amount of oil sold in Alberta.  Numerous pipeline systems for oil and natural gas originate in and cross over Saskatchewan. These pipelines deliver crude oil, natural gas, natural gas liquids and refined petroleum products throughout the province.  The major pipeline distribution system is the Enbridge Pipeline which originates in Edmonton and passes through Saskatchewan on route to eastern Canada and the United States.

We believe that oil, if any, ultimately produced by the Company will be readily saleable through infrastructure already in place in Saskatchewan.

Oil and Gas Property Lease Information

The Company’s oil and gas properties are comprised of two Petroleum & Natural Gas (“PN&G”) leases with the government of the province of Saskatchewan, Canada.  The two leases were acquired from Titan for $15,000. The sole executive officer of Titan is also the sole executive officer of Westpoint and both of our directors are also directors of Titan.

The underlying Leases are with the province of Saskatchewan.  The two Leases are for a 5 year term with a commencement date equal to the date of original acquisition and grant the Company the right to explore for potential petroleum and natural gas opportunities on the respective Lease.  The Leases are renewable if certain conditions are met.  Both Leases require the payment of the first year’s minimum annual lease payments at the time of acquisition.  In general, minimum annual lease payments are CDN $3.50 (USD $3.60) per hectare.  The lease payments for the next twelve months are $ 407. All of the Leases are subject to royalties payable to the provincial government of Saskatchewan.  The royalty is calculated using a revenue-less-cost formula. The formula has several inputs including monthly production, current oil price, production costs, and has a credit system that includes the total cost of the investment and type of extraction methodologies.

Saskatchewan
Saskatoon
N
Regina
Moosomin Area
Fleming Area
Estevan
Circles are Westpoint Energy Land Parcels

Westpoint Energy, Inc.

Saskatchewan,Canada
Overview Map

Created in AccuMap™
Product of IHS
Datum: NAD27
Vol. 21 No. 05 May 19 2011
(403) 770-4646

Author:	WCB
Date:	May 30, 2011
File:	Westpoint 1.MAP
Scale:	1 : 4124852
Projection:	Stereographic
Center:	N50.84558 W105.09588

Grid Information:

DLS:	IHS Enhanced Grid
NTS:	Theoretical Grid
FPS:	Theoretical Grid
US:	IHS US Grid

DLS Version Information:

AB:	ATS 2.6
BC:	PRB 2.0
SK:	STS 2.5
MB:	ML07

Scale 1:4124852

0 Kilometers 180

0 Miles 110

Map of Saskatchewan Properties

Acquisition of Interest

On February 16, 2011 the Company acquired an interest in two PN&G leases (the “Leases”) in the province of Saskatchewan from Titan for $15,000.  The Leases are located in the Estevan area of the province which is the southeast corner of Saskatchewan.  The total area covered by the Company’s portion of the Leases is approximately 132 hectares, or 528 acres.  The Leases that were acquired by the Company are with the province of Saskatchewan and they had been previously acquired by Titan through a public land sale process held on a regular basis by the Saskatchewan provincial government.  Titan disposed of its Saskatchewan leases as Titan’s other properties are in Alberta which is where Titan is focusing its exploration efforts. The leases were originally acquired by Titan through a public land sale on April 12, 2010.  The leases were acquired by Titan’s land broker on behalf of Titan under the name’s Canadian Coastal Resources Ltd. and Windfall Resources Ltd. respectively.   In Alberta it is typical for land brokers to register several names with the province and then acquire land on behalf of clients under those registered names.

The commencement date for both leases is April 12, 2010.

Description and Location of the Saskatchewan Properties

Our leases are located in the Estevan area of southeastern Saskatchewan, Canada.  In the table below the location is indicated by their map coordinates which correspond to each lease’s Location (SW or NW), Section, Township, Range, and Meridian.  The Company has acquired the following Leases:

Date*	Location	Number of Leases	Land Area (Hectares)	Annual Lease Payments

April 12, 2010	SW 6 12 30 1	1	67.17	CDN $202 / USD $207
April 12, 2010	NW 22 14 30 1	1	64.75	CDN $194 / USD $200
		7	131.92	CDN $396 / USD $407

*The Leases were acquired February 16, 2011 from Titan but the underlying lease commencement date for each lease is April 12, 2010.

Geology of the Saskatchewan Leases

The Bakken Formation is present over a large portion of southeastern Saskatchewan. It is subdivided into three members characterized by a middle siltstone to sandstone unit sandwiched between black organic-rich shales. In southeastern Saskatchewan, the Late Devonian to Early Misssissippian Bakken Formation is conformably overlain by grey, fossiliferous limestones of the Souris Valley (Lodgepole) Formation of Mississippian (Kinderhookian) age.

Exploration History of the Saskatchewan Properties

There have been no wells drilled on the Company’s Saskatchewan properties.

Current State of Exploration

The Company has not undertaken any exploration or drilling on its properties.  There are no known resources or reserves of oil or natural gas on the Company’s properties.

Exploration Program

The Province of Saskatchewan maintains a significant publicly-available database of drilling information from all wells drilled under leases issued by the provincial government.  Companies who drill on government land in Saskatchewan are required to submit their drill results to the province.  Therefore, previous drilling undertaken on land adjacent to the Company’s holding, or drilling on the Company’s land by companies exploring for other resources (oil sands for example) are required to submit their drill log data to the Saskatchewan government.  As a result, there is a large database of drill results available to the public.  The Company has not yet received any reports indicating whether or not any previous drilling has been undertaken on our Leases or what kind of activity, if any, has taken place on adjacent lands.

In order to advance our Saskatchewan properties to a stage that would make the property of interest for a farm-in opportunity we will need to undertake the early stages of exploration ourselves.  The Saskatchewan properties do not currently have a resource. The Company’s initial work plan for the first year will include a detailed review of all publicly available data.  An important part of the growth strategy of the Company is to expand our land holdings in the area where we currently have our leases.  A larger, contiguous land base can make a more attractive opportunity for a farm-in with another entity.

In furtherance of our strategy the Company has submitted bids in land sales held in 2011 but to date has not been successful in acquiring additional land. In conjunction with the Company’s contract geologist and land broker, the Company is monitoring the land sale packages that become available on order to expand our land position.  The two remaining public land sales will be held October 3 and December 5, 2011 respectively.  The Company will be reviewing the land packages available in the two land sales to determine which, if any, the Company will be bidding on.  In addition, the Company has engaged an engineering firm to undertake an initial review of its two Leases.  In particular, the review will include a detailed assessment of publicly available drilling information to help us assess whether our properties may contain the type of formations that typically host crude oil in southeastern Saskatchewan.  The review will also help to determine which other oil companies are exploring or drilling in our area in order to help us assess the possibility of approaching those companies for potential farm-in opportunities.  This review is currently on-going but the Company expects it to be completed by the fall of 2011.

Intellectual Property

We do not have any intellectual property rights.

Competition

The oil and gas exploration industry is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We compete with many exploration companies that have significantly greater personnel, financial, managerial, and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Governmental Regulations

Development, production and sale of natural gas and oil in Canada are subject to extensive laws and regulations, including environmental laws and regulations.  The Properties currently leased by the Company are owned by the Province of Saskatchewan and are managed by the Department of Energy.

In Saskatchewan, the legislated mandate for the responsible development of the Province’s oil and gas resources is set out in the Energy and Mines Act that provides the Minister with the responsibility for the exploration, development, management and conservation of non-renewable resources. The Oil and Gas Conservation Act allows the orderly exploration for, and development of, oil and gas in the Province and optimizes recovery of these resources.

We may be required to make large expenditures to comply with environmental and other governmental regulations.  Matters subject to regulation include:

• location and density of wells;
• the handling of drilling fluids and obtaining discharge permits for drilling operations;
• accounting for and payment of royalties on production from state, federal and Indian lands;
• bonds for ownership, development and production of natural gas and oil properties;
• transportation of natural gas and oil by pipelines;
• operation of wells and reports concerning operations; and
• taxation.

Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages.  Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties.  Moreover, these laws and regulations could change in ways that substantially increase our costs.  Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations enough to possibly force us to cease our business operations.

Employees

We currently have no employees. All functions including development, strategy, negotiations and administration are currently being provided by our sole executive officer on a voluntary basis or by contracted third parties.

Property

The Company does not currently rent physical office space.  We do currently maintain our executive offices on a shared basis at 871 Coronado Center Dr., Suite 200, Henderson, Nevada, 89052. We have a one year lease that commenced January 1, 2011 at a rate of $199 per month. The services provided under our lease include reception and mail services only.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.  The Company’s properties are not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration  or  payment  of  dividends,  if  any, in the future, will be at the discretion  of  our  Board  of  Directors  and  will  depend on our then current financial  condition,  results  of  operations, capital  requirements and other factors  deemed  relevant  by  the  board  of  directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of June 29, 2011, there were 25,740,000 common shares issued and outstanding, which were held by 31 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If they meet the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Westpoint Energy, Inc., and the products we plan to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

The Company was established to acquire, explore, and if warranted and feasible, develop oil and natural gas resource properties.  The Company has acquired leases for two properties in the province of Saskatchewan, Canada.  We intend to use the approximately $80,000 in working capital we currently have to finance our activities. We believe that such funds will be sufficient to fund our operating expenses over the next twelve months.

Plan of Operation

The Company has budgeted $20,000 for its initial property assessment.  The Company’s initial work plan for the first year will include a detailed review of all publicly available data from its Properties as well as data from adjoining or nearby properties.  Whenever a company undertakes any drilling on land controlled by the province, it must report the results to the government.  These results then become known to the public. Therefore, a review of this information may indicate the existence of known oil-producing formations on land close to our Properties.  The presence of formations with good production potential exiting on other lands not owned or controlled by us does not ensure that such formations exist on our Properties.  However, in the event that nearby lands are either producing or contain formations thought to have the potential to produce oil or gas, then such circumstances would be a positive first step, although not a guarantee, in the advancement of the Company’s Properties. Currently, the Company has not yet received any reports indicating whether any such drilling has taken place on our lands or on adjacent lands held by other entities.

The Company has engaged James D. Enterprises Ltd., an engineering firm, to undertake an initial review of its two Properties.  In particular, the review will include a detailed assessment of publicly available drilling information to help us assess whether our properties may contain the type of formations that typically host oil in southeastern Saskatchewan.  The review of the data will focus on drill logs from wells drilled in the vicinity of our Properties.  This review is currently on-going but the Company expects it to be completed by the fall of 2011.

A second part of our plan of operations is to increase the size of our land holdings in the area.  A list of land sale dates and land available is published by the Province in advance of a given sale. In conjunction with the Company’s contract geologist and land broker, the Company is monitoring the land sale packages that become available in order to expand our land position.  In furtherance of that strategy the Company has submitted bids in land sales held in 2011 but to date has not been successful in acquiring additional land. The two remaining public land sales will be held October 3 and December 5, 2011 respectively.  The Company will be reviewing the land packages available in the two land sales to determine which, if any, the Company will be bidding on.

The Company has sufficient working capital to complete the year 1 work program. As of June 30, 2011, the company had $68,475 in working capital and approximately $60,000 from such date to the date of this prospectus.

The Company estimates that it will utilize approximate minimum of $58,000 in the next 12 months to implement its activities. The following chart indicates how we would utilize such funds:

Purpose	Amount
G&A including expert consultant fees	$13,000
Initial property assessment	$20,000
Legal and accounting	$25,000
Total	$58,000

The $13,000 for G&A includes office rent and supplies, and potential fees for consultants assisting the Company with financing or fund raising activities.  The initial property assessment costs of $20,000 will pay for the review of the publicly available database of drilling results maintained by the province of Saskatchewan as well as the preparation of an assessment of farm-out opportunities with companies operating in the area around our Leases.

As of the date of this prospectus, the Company has commenced work according to the work plan. In May 2011, the Company engaged an engineering firm to review of the publicly available database of drilling results maintained by the province of Saskatchewan as well as the preparation of an assessment of farm-out opportunities with companies operating in the area around our leases.  This review is currently on-going but the Company expects that the initial phase of the work program will be completed by the fall of 2011.

Results of Operations for the Three-Months ended June 30, 2011

As of June 30, 2011, the Company had $79,384 in cash. We believe that such funds will be sufficient to effectuate our business plan over the next twelve months. In the future, we will need to seek additional capital for the purpose of financing the exploration and development of our mineral property.

Revenues

The Company is in its exploration stage and did not generate any revenues during the three months ended June 30, 2011 or from the period from December 6, 2010 (inception) through March 31, 2011.

Total operating expenses

During the three-months ended June 30, 2011, the total operating expenses were $15,904, which include $13,727 in legal and professional accounting fees associated with filing this registration statement, $1,500 in directors’ fees, $597 in rent, and $80 in office and sundry.

Net loss

During the three-months ended June 30, 2011the Company had a net loss of $15,904.

Liquidity and Capital Resources

As of June 30, 2011, the Company had a cash balance of $79,384 and working capital of $68,475. The Company believes that such funds will be sufficient to fund its expenses over the next twelve months.  There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

From the time of inception on December 6, 2010 to June 30, 2011 the Company has used $8,301 in operations, raised a total of $105,000 through the sale of common shares, and invested $17,315 in oil and gas property interests.

Results of Operations for the Period From December 6, 2010 (inception) to March 31, 2011

As of March 31, 2011, the Company had $83,296 in cash. We believe that such funds will be sufficient to effectuate our business plan over the next twelve months. In the future, we will need to seek additional capital for the purpose of financing the exploration and development of our mineral property.

Revenues

The Company is in its exploration stage and did not generate any revenues during the period from December 6, 2010 (inception) through March 31, 2011.

Total operating expenses

During period from December 6, 2010 (inception) to March 31, 2011, the total operating expenses were $3,306, which include $1,470 in legal and professional accounting fees associated with filing this registration statement, $1,000 in directors’ fees, $584 in rent, and $252 in office and sundry.

Net loss

During the period from December 6, 2010 (Inception) through March 31, 2011, the Company had a net loss of $3,306.

Liquidity and Capital Resources

As of March 31, 2011, the Company had a cash balance of $83,296 and working capital of $86,404. The Company believes that such funds will be sufficient to fund its expenses over the next twelve months.  There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

From the time of inception on December 6, 2010 to March 31, 2011 the Company has used $6,414 in operations, raised a total of $105,000 through the sale of common shares, and invested $15,290 in oil and gas property interests.

Going Concern Considerations

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The Company has incurred a net loss of $19,210 for the period from December 6, 2010 (inception) to June 30, 2011, and has no sales.

The Company's ability to continue as a going concern is dependent on its ability to develop its natural resource properties and ultimately achieve profitable operations and to generate sufficient cash flow from financing and operations to meet its obligations as they become payable. The Company expects that it will need approximately $58,000 to fund its operations during the next twelve months which will include property lease payments of $407, initial assessment of its property, costs associated with maintaining an office, and professional, legal and accounting expenses associated with our becoming a reporting issuer under the Securities Act of 1934.  The Company has raised a total of $105,000 since inception and a result, the Company currently has sufficient cash to fund its planned operations for the next twelve months.  However, in order to develop its properties, the Company will need to obtain financing in the future.  Management plans to seek additional capital through private placements and public offerings of its common stock.  Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future.  Accordingly, no adjustment relating to the recoverability and classification of recorded asset amounts and the classification of liabilities has been made to the accompanying financial statements in anticipation of the Company not being able to continue as a going concern.

If the Company were unable to continue as a going concern, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported expenses, and the balance sheet classifications used.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name	Position Held with the Company	Age	Date First Appointed
Jarnail Dhaddey	Chairman, President, Chief Executive Officer, Chief Operating Officer, Secretary Treasurer, and Director	70	December 6, 2010
Jack Adams	Director	43	February 1, 2011

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he was employed.

Jarnail Dhaddey worked as a mechanical engineer for over 35 years.  Since June  2005  he has been retired from full-time work..  From August 1974 to June 2005 he was a project manufacturing engineer for the Northrop Grumann Company and from May 1965 to June  1972 he was employed by the Boeing Company.  He obtained a Bachelor of Science degree in mechanical engineering from the University of Idaho in Moscow Idaho in 1965. Mr. Dhaddey is also the sole executive officer of Titan, a publicly traded junior oil and gas exploration company.

Jack Adams is an experienced industry professional with a wide range of experience including environmental technology, field geology, and surveying.  From September 2008 to the present, he has worked as a technical representative for Ranger Survey Systems, a drilling supply and services company, in Calgary, Alberta.  From December 2007 to August 2008 he was a project manager for Adler Environmental Solutions, an environmental assessment company, and from December 1996 to July 2007 he owned a computer business.  He obtained a Bachelor of Science degree in geology from Brandon University in 2002 and an Oceanological Engineering Degree for far Eastern University in Vladivostok, Russia in 1991.  Mr. Adams is also a director of Titan, a publicly traded junior oil and gas exploration company.

There are no familial relationships among any of our officers or directors.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last ten years.  We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to us or any of our or has a material interest adverse to us or any of our subsidiaries.

Each director of the Company serves for a term of one year or until such director’s successor is duly elected and is qualified.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until such officer’s successor is duly elected and is qualified.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors, except that Messrs. Dhaddey and Adams also work for Titan, a natural resource exploration company.  Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment by such other company.  Also, the potential exists for conflicts of interest to occur from time to time in identifying business opportunities for the Company and Titan.  Mr. Adams also works for Ranger Survey Systems but Ranger Survey Systems is a drilling supply and service business that does not compete with Westpoint in the property acquisition aspect of the oil and gas business.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent”.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on December 6, 2010 the only compensation paid to any of our officers or directors is to Jack Adams.  Commencing with his appointment on February 1, 2011, Mr. Adams began receiving $500 a month for serving as a Director.  Although we have a service agreement with Mr. Adams for his compensation, we do not have employment agreements with any of our directors or our sole executive officer.  We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on December 6, 2010, no stock options or stock appreciation rights were granted to any of our directors or our sole executive officer.  We have no equity incentive plans.

Outstanding Equity Awards

Since our incorporation on December 6, 2010, neither our sole executive officer nor any of our directors has held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

Commencing with his appointment on February 1, 2011, Mr. Adams began receiving $500 a month for serving in the capacity as a director of the Company. In accordance with the terms of the Service Agreement, he is to receive such amount in advance on a quarterly basis for as long as he is a director. As of March 31, 2011 we have paid Mr. Adams $1,000.

No arrangements are presently in place regarding compensation to directors for their services as for committee participation or special assignments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 13, 2011, the number of shares of common stock of our company that are beneficially owned by (i) each person or entity known to our company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each named executive officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 25,740,000 shares of our common stock issued and outstanding as of September 13 , 2011.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o Westpoint Energy, Inc., 871 Coronado Center Dr., suite 200, Henderson, Nevada, 89052.  Our telephone number is (702) 940-2333.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Jarnail Dhaddey	Common	20,000,000	77.7%
Jack Adams	Common	0	0%
Directors and officers, as a group (2 persons)	Common	20,000,000	77.7%

There are no family relationships among our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 7, 2010 by action taken by our board of directors, we issued 20,000,000 shares of our common stock to Jarnail Dhaddey, at the purchase price of $0.0001 per share for the aggregate consideration of $2,000.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.    Mr. Dhaddey is the founder, sole executive officer and a director of our Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On February 1, 2011, the Company entered into a Service Agreement with Jack Adams, pursuant to which, Mr. Adams will provide us with his expertise as a geologist in consideration for $500 per month, payable in advance on a quarterly basis. In accordance with the terms of the Service Agreement, he is to receive such amount for as long as he is a director.

On February 16, 2011 the Company acquired an interest in two Petroleum and Natural Gas (“PN&G”) Leases (the “Leases”) in the province of Saskatchewan from Titan Oil & Gas, Inc. (“Titan”) for $15,000.  Jarnail Dhaddey is also the sole executive officer and a director of Titan.  In addition, Jack Adams is also a director of Titan.

Other than as set forth above, there are no transactions during the last two years, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

•	Any director or executive officer of the small business issuer;

•	Any majority security holder; and

•	Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount
Accounting fees and expenses*	$15,000.00
SEC registration fee	$40.93
Legal fees and other expenses*	$10,000.00
Total	$25,040.93
*Estimated Expenses.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Robison, Hill & Co. an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Westpoint Energy, Inc.
(An Exploration Stage Company)
-:-
INDEPENDENT AUDITOR’S REPORT
March 31, 2011

Contents	Page

Report of Independent Registered Public Accountants	F - 1

Balance Sheet
March 31, 2011	F 2

Statements of Operations
For the Period Ended March 31, 2011 and the Cumulative Period
from December 6, 2010 (inception) to March 31, 2010	F - 3

Statement of Stockholders’ Equity
Since December 6, 2010 (inception) to March 31, 2011	F - 4

Statements of Cash Flows
For the Period Ended March 31, 2011 and the Cumulative Period
from December 6 2010 (inception) to March 31, 2011	F - 5

Notes to Financial Statements	F - 7

ROBISON, HILL & CO.	Certified Public Accountants
A PROFESSIONAL CORPORATION
BRENT M. DAVIES, CPA
DAVID O. SEAL, CPA
W. DALE WESTENSKOW, CPA
BARRY D. LOVELESS, CPA
STEPHEN M. HALLEY, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Westpoint Energy, Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Westpoint Energy, Inc. (an exploration stage company) as of March 31, 2011 and the related statements of operations, and cash flows for the period December 6, 2010 to March 31, 2011 and the cumulative since December 6, 2010 (inception) to March 31, 2011, and the statement of stockholder’s equity since December 6, 2010 (inception) to March 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westpoint Energy, Inc. (an exploration stage company) as of March 31, 2011 and the results of its operations and its cash flows for the period December 6, 2010 to March 31, 2011 and the cumulative since December 6, 2010 (inception) to March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred net losses of approximately $3,306 and has no source of revenues, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

_/s/ Robison, Hill & Co.____
Certified Public Accountants

Salt Lake City, Utah
June 7, 2011

WESTPOINT ENERGY, INC.
(An Exploration Stage Company)
BALANCE SHEET

March 31,
2011
ASSETS:
Current Assets:
Cash	$83,296
Prepaid expenses	3,753
Current Assets	87,049

Oil and Gas Property Interests (Note 4)	15,290

Assets	$102,339

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Liabilities	$645

Current Liabilities	645

STOCKHOLDERS’ EQUITY
Common Stock, Par Value $.0001
Authorized 100,000,000 shares,
Issued 25,740,000 shares at
March 31, 2011	2,574
Paid-In Capital	102,426
Deficit Accumulated Since Inception of Exploration Stage	(3,306)

Stockholders’ Equity	101,694

Liabilities and Stockholders’ Equity	$102,339

The accompanying notes are an integral part of these financial statements.

WESTPOINT ENERGY, INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS

		Cumulative
		Since
		Dec. 6, 2010
		(Inception) to
	For the Period Ended	March 31,
	March 31, 2011	2011
Revenues	$-	-
Cost of Revenues	-	-

Gross Margin	-	-

Expenses:
Professional Fees	1,470	1,470
Office and Sundry	252	252
Rent	584	584
Directors’ Fees	1,000	1,000

Net Loss from Operations	(3,306)	(3,306)

Net Loss	$(3,306)	(3,306)

Basic and Diluted loss per
Share	$(0.00)

Weighted Average Shares
Outstanding	22,160,000

The accompanying notes are an integral part of these financial statements.

WESTPOINT ENERGY, INC.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

				Deficit
				Accumulated
				During
	Common Stock		Paid-In	Exploration
	Shares(1)	Par Value	Capital	Stage	Total
Balance at December 6, 2010
(inception)	—	$—	$—	$—	$—

Common Stock Issued to Founder
at $0.0001 per share, December 7, 2010	20,000,000	2,000	—	—	2,000
Common Stock Issued at $0.01 per Share, January 7, 2011	4,600,000	460	45,540		46,000
Common Stock Issued at $0.05 per
Share, February 22, 2011	1,140,000	114	56,886		57,000

Net Loss	—	—	—	(3,306)	(3,306)

Balance March 31, 2011	25,740,000	$2,574	$102,426	$(3,306)	$101,694

The accompanying notes are an integral part of these financial statements.

WESTPOINT ENERGY, INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
		Cumulative
		Since
		Dec. 6, 2010
		(Inception) to
	For the Period Ended	March 31,
	March 31, 2011	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss for the Period	$(3,306)	$(3,306)
Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities:

(Increase) Decrease in Prepaid Expenses	(3,753)	(3,753)
Increase (Decrease) in Accounts Payable and Accrued Liabilities	645	645
Net Cash Used in Operating Activities	(6,414)	(6,414)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Oil and Gas Property Interests	(15,290)	(15,290)
Net Cash Used in Investing Activities	(15,290)	(15,290)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sale of Common Stock	105,000	105,000
Net Cash Provided by Financing Activities	105,000	105,000

Net (Decrease) Increase in
Cash and Cash Equivalents	83,296	83,296
Cash and Cash Equivalents
at Beginning of Period	—	—
Cash and Cash Equivalents
at End of Period	$83,296	$83,296

The accompanying notes are an integral part of these financial statements.

WESTPOINT ENERGY, INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Continued)

Cumulative
Since
Dec. 6, 2010
	For the Period Ended	(Inception) to
	March 31,	March 31,
	2011	2011

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Accounts payable related to oil and gas property interests	$—	$—

The accompanying notes are an integral part of these financial statements.

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS
Westpoint Energy, Inc. (an exploration stage company) (the “Company”) was incorporated in the state of Nevada on December 6, 2010. The Company was established for the purposes of acquiring and, if warranted and feasible, developing oil and gas exploration properties. In Saskatchewan, Canada the Company has acquired the rights to two petroleum and natural gas leases covering a total area of approximately 132 hectares of land. The Company has not received any revenue from these assets at March 31, 2011.

NOTE 2 – ABILITY TO CONTINUE AS A GOING CONCERN
The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (GAAP) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company only commenced its oil and gas exploration activities on February 16, 2011. The Company has not realized any revenue from its present operations. During the period ended March 31, 2011, the Company incurred a net loss of $3,306. Since inception on December 6, 2010 the Company has an accumulated deficit of $3,306 at March 31, 2011. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent on its ability to develop its oil and gas properties and ultimately achieve profitable operations and to generate sufficient cash flow from financing and operations to meet its obligations as they become payable. The Company expects that it will need approximately $58,000 to fund its operations during the next twelve months which will include minimum annual property lease payments, an initial assessment of its leases as well as the costs associated with maintaining an office. Current cash on hand is sufficient for the Company’s requirements for the next twelve months. However, management has plans to seek additional capital through a private placement and public offering of its common stock in the future. Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future. Accordingly, no adjustment relating to the recoverability and classification of recorded asset amounts and the classification of liabilities has been made to the accompanying financial statements in anticipation of the Company not being able to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Management’s Estimates and Assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and notes. Significant areas requiring the use of estimates relate to accrued liabilities and the impairment of long-lived assets. Management believes the estimates utilized in preparing these financial statements are reasonable and prudent and are based on management’s best knowledge of current events and actions the Company may undertake in the future. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. At March 31, 2011, $9,583 of cash was held in trust with the Company’s land broker for the purpose of future oil and gas lease acquisitions. This cash can be returned to the Company upon request without penalty and as a result the full balance has been included in cash at March 31, 2011.

Foreign Currency
The Company has oil and gas property interests in Canada and as a result incurs some transactions in Canadian dollars. The Company translates its Canadian dollar balances to US dollars in the following manner: assets and liabilities have been translated using the rate of exchange at the balance sheet date. The Company’s results of operations have been translated using average rates.

All amounts included in the accompanying financial statements and footnotes are stated in U.S. dollars.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with one financial institution in the form of a demand deposit.

Loss per Share

Net income (loss) per share is computed by dividing net income by the weighted average number of shares outstanding during the period.

Comprehensive Income
Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.
Oil and Gas Property Payments and Exploration Costs
The Company follows the full cost method of accounting for natural gas and oil operations. Under the full cost method all costs incurred in the acquisition, exploration and development of natural gas and oil reserves are initially capitalized into cost centers on a country-by-country basis. The Company’s current cost center is located in Canada. Such costs may include land acquisition costs, geological and geophysical expenditures, carrying charges on non-producing properties, costs of drilling and overhead charges directly related to acquisition, exploration and development activities.
Costs capitalized, together with the costs of production equipment, are depleted and amortized on the unit-of-production method based on the estimated net proved reserves, as determined by independent petroleum engineers. The Company has adopted revised oil and gas reserve estimation and disclosure requirements. The primary impact of the new disclosures is to conform the definition of proved reserves with the SEC Modernization of Oil and Gas Reporting rules, which were issued by the SEC at the end of 2008. The accounting standards update revised the definition of proved oil and gas reserves to require that the average, first-day-of-the-month price during the 12-month period before the end of the year rather than the year-end price, must be used when estimating whether reserve quantities are economical to produce. This same 12-month average price is also used in calculating the aggregate amount of (and changes in) future cash inflows related to the standardized measure of discounted future net cash flows. The percentage of total reserve volumes produced during the year is multiplied by the net capitalized investment plus future estimated development costs in those reserves. Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion calculations.
Under full cost accounting rules, capitalized costs, less accumulated amortization and related deferred income taxes, shall not exceed an amount (the ceiling) equal to the sum of: (i) the after tax present value of estimated future net revenues computed by applying current prices of oil and gas reserves to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on currents costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; (ii) the cost of properties not being amortized; and (iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized. If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the ceiling, the excess shall be charged to expense and separately disclosed during the period in which the excess occurs. Amounts thus required to be written off shall not be reinstated for any subsequent increase in the cost center ceiling.
The Company has not recognized any revenue from its oil and gas exploration activities which commenced in February, 2011. The Company’s properties do not contain any known reserves or resources of oil or gas.

Impairment of Long-lived Assets
In accordance with ASC 360, Property, Plant and Equipment, long lived assets such as equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount of fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Asset Retirement Obligations

In accordance with ASC 410, Asset Retirement and Environmental Obligations the fair value of an asset retirement cost, and corresponding liability, should be recorded as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. At least annually, the Company will reassess the need to record an obligation or determine whether a change in any estimated obligation is necessary. The Company will evaluate whether there are indicators that suggest the estimated cash flows underlying the obligation have materially changed. Should those indicators suggest the estimated obligation has materially changed the Company will accordingly update its assessment. The asset retirement obligation is measured at fair value on a non-recurring basis using level 3 inputs based on discounted cash flows involving estimates, assumptions, and judgments regarding the cost, timing of settlement, credit-adjusted risk-free rate and inflation rates.

The Company acquired its two leases on February 16, 2011. As a result, the Company has not yet undertaken any field activity on its properties that would require the recognition of an asset retirement obligation.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes whereby deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If it is determined that the realization of the future tax benefit is not more likely than not, the enterprise establishes a valuation allowance.

Fair Value of Financial Instruments
The book values of cash, prepaid expenses, and accounts payable approximate their respective fair values due to the short-term nature of these instruments. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

•	Level one — inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

•
Level two — inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

•	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

New Accounting Pronouncements
ASU No. 2010-06
In January 2010, the FASB issued ASU 2010-06 “Fair Value Measurements and Disclosures (Topic 820-10), Improving Disclosures About Fair Value Measurements”. This update provides amendments to Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Level 1, 2, and 3. The standard adds new disclosure and clarifies existing disclosure requirements. The new standard requires disclosures of the fair value of financial instruments for interim reporting periods of publicly traded companies in addition to the annual disclosure required at year-end. The provisions of the new standard are effective for the interim periods ending after June 15, 2009. The adoption of ASU 2010-06 has been reflected in Company’s financial statements.
ASC No. 2010-03
In January 2010, FASB issued an Accounting Standard Update, ASC No. 2010-03, on Oil and Gas. The objective of the amendments included in this update is to align the oil and gas reserve estimation and disclosure requirements of Extractive Activities—Oil and Gas (Topic 932) with the requirements in the Securities and Exchange Commission's final rule, Modernization of the Oil and Gas Reporting Requirements (the Final Rule). The Final Rule was issued on December 31, 2008. The amendments to Topic 932 affect entities that engage in oil- and gas producing activities, including entities that extract saleable hydrocarbons, in the solid, liquid, or gaseous state, from oil sands, shale, coal-beds, or other nonrenewable natural resources that are intended to be upgraded into synthetic oil or gas, and activities undertaken with a view to such extraction. The amendments to Topic 932 are effective for annual reporting periods ending on or after December 31, 2009. An entity should apply the adoption of the amendments as a change in accounting principle inseparable from a change in estimate. The amendments to Topic 932 specify the required disclosures for the effect of adoption. Early application is not permitted. An entity that became subject to the disclosure requirements of Topic 932 due to the change to the definition of significant oil- and gas-producing activities is permitted to apply the disclosure provisions of Topic 932 in annual periods beginning after December 31, 2009. The new authoritative guidance did not have a material impact on the Company’s financial statements.
NOTE 4 – OIL AND GAS PROPERTY INTERESTS (Unproven)
	Saskatchewan	Total
Property acquisition costs	$15,000	$15,000
Additional property costs	290	290
Total expenditures	$15,290	15,290

Saskatchewan Properties
On February 16, 2011 the Company acquired an interest in two Petroleum and Natural Gas (“PN&G”) Leases (the “Leases”) in the province of Saskatchewan from Titan Oil & Gas, Inc. (“Titan”) for $15,000 (note 5). The Leases are located in the Estevan area of the province which is the southeast corner of Saskatchewan. The total area covered by the Company’s portion of the Leases is approximately 132 hectares. The Leases that were acquired by the Company are with the province of Saskatchewan and they had been previously acquired by Titan through a public land sale process held on a regular basis by the Saskatchewan provincial government. Subsequent to the acquisition of the Leases from Titan the Company has submitted bids through the public land sale process on lands in the vicinity of the Company’s Leases. To date, no additional land has been leased by the Company.

The public land sale process is a sealed bid auction. On the day of the sale, the province reviews the bids. Upon being notified that it has submitted the highest bid for a specific land parcel the Company would immediately pay the government the bid price and enter into a formal lease with the government. The Leases acquired from Titan are for an initial 5 year term, require minimum annual lease payments, and grant the Company the right to explore for potential petroleum and natural gas opportunities on the respective lease. The Company’s Lease is subject to royalties payable to the government of Saskatchewan.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company’s only properties were acquired from Titan (note 4). Both of the Company’s directors are also directors of Titan. In addition, the Company’s sole executive officer is also the sole executive officer of Titan.

The Company currently pays one of its directors $500 per month to serve on its Board of Directors. The payments are made quarterly in advance. The total amount paid to the director for the period ended March 31, 2011 was $1,000.
NOTE 6 - COMMON STOCK TRANSACTIONS
On December 7, 2010, the Company issued 20,000,000 common shares at $0.0001 per share to its founder for total proceeds of $2,000.

On January 7, 2011 the Company issued 4,600,000 common shares at$0.01 per share for total proceeds of $46,000.

On February 22, 2011 the Company issued 1,140,000 common shares at $0.05 per share for total proceeds of $57,000.

NOTE 7 - INCOME TAXES
Deferred tax assets of the Company are as follows:

2011
Non-capital losses carried forward	$1,100
Less: valuation allowance	(1,100)
Deferred tax asset recognized	$-

A valuation allowance has been recorded to reduce the net benefit recorded in the financial statements related to these deferred tax assets. The valuation allowance is deemed necessary as a result of the uncertainty associated with the ultimate realization of these deferred tax assets.

The provision for income tax differs from the amount computed by applying statutory federal income tax rate of 34% to the net loss for the year. The sources and effects of the tax differences are as follows:

2011
Computed expected tax benefit	$1,100
Change in valuation allowance	(1,000)
Income tax provision	$-

As of March 31, 2011, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $3,300 which expires in 2029.

NOTE 8 - COMMITMENTS AND CONTINGENCIES
As at March 31, 2011 the Company has a total of two PN&G leases with the Saskatchewan government (note 4). Each lease is for a period of five years and has an annual minimum lease payment of CDN $3.50 (USD $3.60) per hectare. Total annual minimum lease payments are as follows:

Contractual Obligations	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years
Annual PN&G Lease Payments:
Saskatchewan Property Leases	$1,628	$407	$1,221	$-
Office Lease Obligation	2,197	2,197	-	-
Total	$3,825	$2,604	$1,221	$-

All of the leases acquired from the province of Saskatchewan are for five years. The first year’s minimum annual lease payment is included in the initial purchase price. Therefore, the commitments are for the remaining four years.
Commencing January 1, 2011 the Company entered into a one-year lease for its office space at $199 per month. It is expected that the Company will renew the lease for another year when the current lease expires.

WESTPOINT ENERGY INC.
(An Exploration Stage Company)
BALANCE SHEETS

	(Unaudited)
	June 30,	March 31,
	2011	2011
ASSETS
Current Assets
Cash	$79,384	$83,296
Prepaid expenses	1,591	3,753
Total Current Assets	80,975	87,049

Oil and Gas Property Interests (Note 4)	17,315	15,290

Total Assets	$98,290	$102,339

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable and Accrued Liabilities	$12,500	$645

Total Current Liabilities	12,500	645

STOCKHOLDERS’ EQUITY
Common Stock, Par Value $.0001
Authorized 100,000,000 shares,
Issued and Outstanding 25,740,000 shares at
June 30, 2011 (March 31, 2011 – 25,740,000)	2,574	2,574
Paid-In Capital	102,426	102,426
Deficit Accumulated Since Inception of Exploration Stage	(19,210)	(3,306)

Total Stockholders’ Equity	85,790	101,694

Total Liabilities and Stockholders’ Equity	$98,290	$102,339

The accompanying notes are an integral part of these financial statements.

WESTPOINT ENERGY INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)
			Cumulative
			Since
			Dec. 6, 2010
	For the Three Months Ended		(Inception) to
	June 30,		June 30,
	2011	2010	2011
Revenues	$-	$-	$-
Cost of Revenues	-	-	-

Gross Margin	-	-	-

Expenses
Professional Fees	13,727	–	15,197
Office and Sundry	80	–	332
Rent	597	-	1,181
Directors’ Fees	1,500	-	2,500

Net Loss from Operations	(15,904)	–	(19,210)

Net Loss	$(15,904)	$–	$(19,210)

Basic and Diluted loss per
Share	$(0.00)	$–

Weighted Average Shares
Outstanding	25,740,000	–

The accompanying notes are an integral part of these financial statements.

WESTPOINT ENERGY INC.
 (An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)
			Cumulative
			Since
			Dec. 6, 2010
	For the Three Months Ended		(Inception) to
	June 30,	June 30,	June 30,
	2011	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(15,904)	$—	$(19,210)
Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities
Change in Operating Assets and Liabilities
(Increase) Decrease in Prepaid Expenses	2,162	—	(1,591)
Increase (Decrease) in Accounts Payable and Accrued Liabilities	11,855	—	12,500

Net Cash Used in Operating Activities	(1,887)	—	(8,301)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Oil and Gas Property Interests	(2,025)	—	(17,315)
Net Cash Used in Investing Activities	(2,205)	—	(17,315)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Sale of Common Stock	—	—	105,000
Net Cash Provided by Financing Activities	—	—	105,000

Net (Decrease) Increase in
Cash and Cash Equivalents	(3,912)	—	79,384
Cash and Cash Equivalents
at Beginning of Period	83,296	—	—
Cash and Cash Equivalents
at End of Period	$79,384	$—	$79,384

The accompanying notes are an integral part of these financial statements.

WESTPOINT ENERGY INC.
 (An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)
(Continued)

Cumulative
Since
Dec. 6, 2010
	For the Three Months Ended		(Inception) to
	June 30,	June 30,	June 30,
	2011	2010	2011

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Accounts payable related to oil and gas property interests	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Westpoint Energy, Inc. (an exploration stage company) (the “Company”) was incorporated in the state of Nevada on December 6, 2010.  The Company was established for the purposes of acquiring and, if warranted and feasible, developing oil and gas exploration properties.   In Saskatchewan, Canada the Company has acquired the rights to two petroleum and natural gas leases covering a total area of approximately 132 hectares of land.  The Company has not received any revenue from these assets at June 30, 2011.

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (GAAP) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Interim Reporting

The unaudited financial information furnished herein reflects all adjustments, which in the opinion of management are necessary to fairly state the financial position of Westpoint Energy Inc. and the results of its operations for the periods presented.  These financial statements should be read in conjunction with the Company’s financial statements and notes thereto included elsewhere in this Form S-1. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context.  Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the audited financial statements for the fiscal year ended April 30, 2011 contained elsewhere in this Form S-1 has been omitted.  The results of operations for the three-month period ended June 30, 2011 is not necessary indicative of results for the entire year ending March 31, 2012.

NOTE 2 – ABILITY TO CONTINUE AS A GOING CONCERN

The Company only commenced its oil and gas exploration activities on February 16, 2011.   The Company has not realized any revenue from its present operations.  During the three-months ended June 30, 2011, the Company incurred a net loss of $15,904.  Since inception on December 6, 2010 to June 30, 2011 the Company has an accumulated deficit of $19,210.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent on its ability to develop its oil and gas properties and ultimately achieve profitable operations and to generate sufficient cash flow from financing and operations to meet its obligations as they become payable. The Company expects that it will need approximately $58,000 to fund its operations during the next twelve months which will include minimum annual property lease payments, an initial assessment of its leases as well as the costs associated with maintaining an office.  Current cash on hand is sufficient for the Company’s requirements for the next twelve months.  However, management has plans to seek additional capital through a private placement and public offering of its common stock in the future.  Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future.  Accordingly, no adjustment relating to the recoverability and classification of recorded asset amounts and the classification of liabilities has been made to the accompanying financial statements in anticipation of the Company not being able to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management’s Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and notes. Significant areas requiring the use of estimates relate to accrued liabilities and the impairment of long-lived assets.  Management believes the estimates utilized in preparing these financial statements are reasonable and prudent and are based on management’s best knowledge of current events and actions the Company may undertake in the future. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. At June 30, 2011, $9,181 of cash was held in trust with the Company’s land broker for the purpose of future oil and gas lease acquisitions.  This cash can be returned to the Company upon request without penalty and as a result the full balance has been included in cash at June 30, 2011.

Foreign Currency

The Company has oil and gas property interests in Canada and as a result incurs some transactions in Canadian dollars.  The Company translates its Canadian dollar balances to US dollars in the following manner:  assets and liabilities have been translated using the rate of exchange at the balance sheet date.  The Company’s results of operations have been translated using average rates.

All amounts included in the accompanying financial statements and footnotes are stated in U.S. dollars.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with one financial institution in the form of a demand deposit.

Loss per Share

Net income (loss) per share is computed by dividing net income by the weighted average number of shares outstanding during the period.

Comprehensive Income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company has disclosed this information on its Statement of Operations. Comprehensive income is comprised of net income (loss) and all changes to capital deficit except those resulting from investments by owners and distribution to owners.

Oil and Gas Property Payments and Exploration Costs

The Company follows the full cost method of accounting for natural gas and oil operations.  Under the full cost method all costs incurred in the acquisition, exploration and development of natural gas and oil reserves are initially capitalized into cost centers on a country-by-country basis. The Company’s current cost center is located in Canada. Such costs may include land acquisition costs, geological and geophysical expenditures, carrying charges on non-producing properties, costs of drilling and overhead charges directly related to acquisition, exploration and development activities.

Costs capitalized, together with the costs of production equipment, are depleted and amortized on the unit-of-production method based on the estimated net proved reserves, as determined by independent petroleum engineers.  The Company has adopted revised oil and gas reserve estimation and disclosure requirements. The primary impact of the new disclosures is to conform the definition of proved reserves with the SEC Modernization of Oil and Gas Reporting rules, which were issued by the SEC at the end of 2008. The accounting standards update revised the definition of proved oil and gas reserves to require that the average, first-day-of-the-month price during the 12-month period before the end of the year rather than the year-end price, must be used when estimating whether reserve quantities are economical to produce. This same 12-month average price is also used in calculating the aggregate amount of (and changes in) future cash inflows related to the standardized measure of discounted future net cash flows. The percentage of total reserve volumes produced during the year is multiplied by the net capitalized investment plus future estimated development costs in those reserves.  Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion calculations.

Under full cost accounting rules, capitalized costs, less accumulated amortization and related deferred income taxes, shall not exceed an amount (the ceiling) equal to the sum of:  (i) the after tax present value of estimated future net revenues computed by applying current prices of oil and gas reserves to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on currents costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; (ii) the cost of properties not being amortized; and (iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized.  If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the ceiling, the excess shall be charged to expense and separately disclosed during the period in which the excess occurs.  Amounts thus required to be written off shall not be reinstated for any subsequent increase in the cost center ceiling.

The Company has not recognized any revenue from its oil and gas exploration activities which commenced in February, 2011.  The Company’s properties do not contain any known reserves or resources of oil or gas.

Impairment of Long-lived Assets

In accordance with ASC 360, Property, Plant and Equipment, long lived assets such as equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount of fair value less costs to sell, and are no longer depreciated.  The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Asset Retirement Obligations

In accordance with ASC 410, Asset Retirement and Environmental Obligations the fair value of an asset retirement cost, and corresponding liability, should be recorded as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. At least annually, the Company will reassess the need to record an obligation or determine whether a change in any estimated obligation is necessary. The Company will evaluate whether there are indicators that suggest the estimated cash flows underlying the obligation have materially changed. Should those indicators suggest the estimated obligation has materially changed the Company will accordingly update its assessment. The asset retirement obligation is measured at fair value on a non-recurring basis using level 3 inputs based on discounted cash flows involving estimates, assumptions, and judgments regarding the cost, timing of settlement, credit-adjusted risk-free rate and inflation rates.

The Company acquired its two leases on February 16, 2011.  The Company has not yet undertaken any field activity on its properties that would require the recognition of an asset retirement obligation.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes whereby deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  If it is determined that the realization of the future tax benefit is not more likely than not, the enterprise establishes a valuation allowance.

Fair Value of Financial Instruments

The book values of cash, prepaid expenses, and accounts payable approximate their respective fair values due to the short-term nature of these instruments. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

•	Level one — inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

•
Level two — inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

•	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

NOTE 4 – OIL AND GAS PROPERTY INTERESTS (Unproven)

Saskatchewan Properties
	June 30, 2011 (Cumulative)
	Saskatchewan	Total
Property acquisition costs	$15,000	$15,000
Additional property costs	2,315	2,315
Total expenditures	$17,315	17,315

On February 16, 2011 the Company acquired an interest in two Petroleum and Natural Gas (“PN&G”) Leases (the “Leases”) in the province of Saskatchewan from Titan Oil & Gas, Inc. (“Titan”) for $15,000 (note 5).  The Leases are located in the Estevan area of the province which is the southeast corner of Saskatchewan.  The total area covered by the Company’s portion of the Leases is approximately 132 hectares.  The Leases that were acquired by the Company are with the province of Saskatchewan and they had been previously acquired by Titan through a public land sale process held on a regular basis by the Saskatchewan provincial government.  Subsequent to the acquisition of the Leases from Titan the Company has submitted bids through the public land sale process on lands in the vicinity of the Company’s Leases.  To date, no additional land has been leased by the Company.

The public land sale process is a sealed bid auction.  On the day of the sale, the province reviews the bids.  Upon being notified that it has submitted the highest bid for a specific land parcel the Company would immediately pay the government the bid price and enter into a formal lease with the government. The Leases acquired from Titan are for an initial 5 year term, require minimum annual lease payments, and grant the Company the right to explore for potential petroleum and natural gas opportunities on the respective lease.  The Company’s Lease is subject to royalties payable to the government of Saskatchewan.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company’s only properties were acquired from Titan (note 4).  Both of the Company’s directors are also directors of Titan.  In addition, the Company’s sole executive officer is also the sole executive officer of Titan.

The Company currently pays one of its directors $500 per month to serve on its Board of Directors.  The payments are made quarterly in advance.  The total amount paid to the director for the period ended June 30, 2011 was $1,500.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$40.93
Legal fees and miscellaneous expenses (*)	$10,000.00
Accounting fees and expenses (*)	$15,000.00
Total (*)	$25,040.93

(*) Estimated Expenses.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by  individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On December 7, 2011 the Company issued 20,000,000 shares of common stock to the Jarnail Dhaddey, the founder, sole executive officer and a director of the Company at $0.0001 per share for total proceeds of $2,000. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

In January and February 2011, we issued an aggregate 5,740,000 of shares of our common stock to 30 investors in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D and Regulation S respectively.  The consideration paid for such shares was $0.01 per share as to the 4,600,000 common shares issued in January 2011 and $0.05 per share as to the 1,140,000 common shares issued in February 2011, amounting in the aggregate proceeds of $103,000.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
4.1	Form of Stock Certificate (1)
5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered (1)
10.1	Form of Regulation D Subscription Agreement (1)
10.2	Form of Regulation S Subscription Agreement (1)
10.3	Sale and Conveyance Agreement dated February 16, 2011 by and between Titan Oil & Gas, Inc. and the Company (1)
10.4	Service Agreement dated February 1, 2011 by and between Jack Adams and the Company (1)
10.5	Office Lease with Regus (1)
10.6	Saskatchewan Petroleum and Natural Gas Leases PN63893 and PN63897 dated April 12, 2010 (2)
23.1	Consent of Robison, Hill & Co.
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)(1)
24.1	Power of Attorney (included on signature page)(1)

(1) Incorporated by reference to the corresponding exhibit to the Company’s Registration Statement on Form S-1 filed with the SEC on July 1, 2011

(2) Incorporated by reference to the corresponding exhibit to the Company’s Amended Registration Statement on Form S-1 filed with the SEC on August 8, 2011

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morgan Hill, State of California, on September 13 , 2011.

WESTPOINT ENERGY, INC.

By: /s/ Jarnail Dhaddey Name: Jarnail Dhaddey Title: President (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

September 13 , 2011	/s/ Jarnail Dhaddey	Jarnail Dhaddey	CEO, President and Director (Principal Executive, Financial and Accounting Officer)
September 13 , 2011	/s/ Jack Adams	Jack Adams	Director